Exhibit 99.1

       Community Bank of Arizona Opens Branch in Fountain Hills

     Experienced Fountain Hills Banker Deanna Workman Named Branch
                                Manager


    GLENDALE, Ariz.--(BUSINESS WIRE)--May 8, 2007--Community Bank of Arizona, a wholly-owned subsidiary of Community Bancorp (NASDAQ:
CBON), today announced the opening of a new full-service branch in Fountain Hills, and has named Deanna Workman as its manager. Located in a new building at 12626 N. Saguaro Blvd., just north of El Lago Blvd., the branch -- the bank's second in the Valley -- will give customers access to a broad range of business banking services.

    "We are pleased that we can better serve the thriving Fountain Hills business community at this new location," said Gerald B. Ernst, President and Chief Executive Officer of Community Bank of Arizona, and a Fountain Hills resident. "Our experienced team will offer customized personal service backed by a comprehensive array of financial products and resources that only a larger organization can provide."

    Mr. Ernst led Community Bank of Arizona's predecessor, Cactus
Commerce Bank, for three years. That bank merged with Las Vegas-based Community Bancorp in September 2006 and was renamed Community Bank of Arizona in February 2007.

    "Like the Glendale location, this branch will provide commercial banking services, including real estate, construction, commercial and SBA loans ranging from $200,000 to $30 million, to small- and medium-sized businesses in the Valley," said Ms. Workman. The team will also include Bill Dodge, Vice President and Commercial Loan Officer, who has been running the bank's loan production office in Fountain Hills.

    Before joining Community Bank of Arizona, Ms. Workman was employed for 12 years at Meridian Bank in Fountain Hills. She held a number of positions, most recently Assistant Vice President and Operations Officer. She is an active volunteer with The Salvation Army and Make A Difference.

    About Community Bancorp

    Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada, with two operating bank subsidiaries: 1) Community Bank of Nevada, and 2) Community Bank of Arizona. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through twelve branches located in the greater Las Vegas area, and two loan production offices in southern California and Arizona. Community Bank of Arizona (formerly Cactus Commerce Bank), acquired in September 2006, is an Arizona state chartered bank, which operates through two full-service branches in the greater Phoenix area. The banks provide commercial banking services, including real estate, construction and commercial loans and SBA loans, to small- and medium-sized businesses.

    For more information about Community Bancorp, visit our website at www.communitybanknv.com.

    Member FDIC, Equal Housing Lender, SBA Preferred Lender

                      Forward-Looking Statements

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, the successful integration of the Fountain Hills branch with Community Bank of Arizona, the ability to find and retain qualified staffing at the Fountain Hills branch, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nev., or Phoenix, Ariz., net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in our Securities and Exchange Commission filings.

    When used in this release, the words or phrases such as "will likely result in," "management expects that," "will continue," "is anticipated," "estimate "projected," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under PSLRA's safe harbor provisions.

    CONTACT: Amendola Communications for Community Bank of Arizona
             Carrie Morgan, 480-664-8412, ext. 15
             Jan Shulman, 480-664-8412, ext. 12